UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2021

Caesars Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, 12th Floor Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 328-0100

Caesars Entertainment, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On April 26, 2021, Caesars Entertainment, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) announcing that it had completed its acquisition of William Hill Limited, formerly known as William Hill PLC (“William Hill”).

Caesars is filing this amendment on Form 8-K/A to amend the Original 8-K to include certain information, including the financial information required by Item 9.01(a) and Item 9.01(b) of Form 8-K, that was not included in the Original 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 22, 2021, Caesars UK Bidco, a wholly-owned subsidiary of the Company, completed its acquisition of William Hill pursuant to a court sanctioned scheme of arrangement (the “Acquisition”). Pursuant to the Acquisition, Caesars acquired the entire issued and to be issued share capital (other than shares owned by the Company or held in treasury) of William Hill, in an all-cash transaction of approximately £2.9 billion or approximately $4.0 billion. Prior to the Acquisition, the Company entered into a 25-year agreement, which became effective January 29, 2019, with William Hill which granted to William Hill the right to conduct betting activities, including operating certain of the Company’s sportsbooks, in retail channels under certain skins for online channels with respect to the Company’s current and future properties, and conduct real money online gaming activities. The Company received a 20% ownership interest in William Hill’s U.S. subsidiary, William Hill U.S. Holdco. The Company also received 13 million ordinary shares of William Hill. Additionally, the Company received a profit share from the operations of sports betting and other gaming activities associated with the Company’s properties.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The audited consolidated statements of financial position of William Hill as at December 29, 2020 and December 31, 2019, and the audited consolidated income statements, consolidated statements of comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows of William Hill for each of the 52 weeks ended December 29, 2020 and December 31, 2019, and the notes related thereto, are filed as Exhibit 99.4 hereto and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements as of and for the year ended December 31, 2020 are filed as Exhibit 99.5 hereto and are incorporated herein by reference.

(d)	Exhibits:

Exhibit No.	Description

2.1	Rule 2.7 Announcement (incorporated by reference to Exhibit 99.1 furnished on Form 8-K filed on September 30, 2020)

23.1	Consent of Deloitte LLP

99.4	The consolidated statements of financial position of William Hill as at December 29, 2020 and December 31, 2019, and the consolidated income statements, consolidated statements of comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows of William Hill for each of the 52 weeks ended December 29, 2020 and December 31, 2019, and the notes related thereto.

99.5	Unaudited pro forma condensed combined financial statements as of and for the year ended December 31, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2021	CAESARS ENTERTAINMENT, INC.

	By:	/s/ Edmund Quatmann, Jr.
	Name:	Edmund Quatmann, Jr.
	Title:	Chief Legal Officer, Executive Vice President and Secretary